Exhibit 99.1

Contact:              Alexander D. Dodd - (804) 486-2634

Executive Vice President / Chief Financial Officer

ATLANTIC UNION BANKSHARES REPORTS FIRST QUARTER FINANCIAL RESULTS

Richmond, Va., April 21, 2026 – Atlantic Union Bankshares Corporation (the “Company” or “Atlantic Union”) (NYSE: AUB) reported net income available to common shareholders of $119.2 million and both basic and diluted earnings per common share of $0.84, for the first quarter of 2026 and adjusted operating earnings available to common shareholders(1) of $126.2 million and adjusted diluted operating earnings per common share(1) of $0.89 for the first quarter of 2026.

“Atlantic Union had a solid first quarter, reflecting disciplined execution and a successful conclusion of the Sandy Spring Bancorp, Inc. integration,” said John C. Asbury, president and chief executive officer of Atlantic Union. “Asset quality remains strong, our annualized first quarter loan growth rate improved year over year during a seasonally slow period and we continued to reduce higher costing brokered deposits. The underlying operating performance supports our continued confidence in achieving the financial metrics we established for the full year 2026 —namely, the targets for adjusted operating return on assets, return on tangible common equity, and efficiency ratio.

“Atlantic Union is a story of transformation from a Virginia community bank to the largest regional bank headquartered in the lower Mid-Atlantic, with operations in Virginia, Maryland, and a growing presence in North Carolina. Operating under the mantra of soundness, profitability, and growth – in that order of priority – Atlantic Union remains committed to generating sustainable, profitable growth and building long-term value for our shareholders.”

NET INTEREST INCOME

For the first quarter of 2026, net interest income was $312.4 million, a decrease of $17.8 million from $330.2 million in the fourth quarter of 2025. Net interest income - fully taxable equivalent (“FTE”)(1) was $316.9 million in the first quarter of 2026, a decrease of $17.9 million from $334.8 million in the fourth quarter of 2025. The decreases from the prior quarter in both net interest income and net interest income (FTE)(1) were driven primarily by a decrease in interest income on loans held for investment (“LHFI”), reflecting lower loan accretion income, the lower day count in the first quarter, as well as the impact of lower yields on variable-rate loans following the cumulative 75 basis point reduction in the federal funds rate between September and December in 2025. The decreases were partially offset by a decrease in interest expense, primarily due to lower deposit costs, resulting from reduced brokered deposit balances and lower customer deposit rates due to reductions in the federal funds rate.

For the first quarter of 2026, the Company’s net interest margin decreased 10 basis points and net interest margin (FTE)(1) decreased 11 basis points from the prior quarter to 3.80% and 3.85%, respectively, due to a decline in earning asset yields, partially offset by lower cost of funds. Earning asset yields for the first quarter of 2026 decreased 20 basis points to 5.79% compared to the fourth quarter of 2025, reflecting the lower loan yields driven by the Federal Reserve rate cuts and the impact of lower accretion income. Cost of funds decreased 9 basis points from the prior quarter to 1.94% for the first quarter of 2026, reflecting the impact of lower deposit costs.

The Company’s net interest margin (FTE)(1) includes the impact of acquisition accounting fair value adjustments. Net accretion income for the quarter ended March 31, 2026 was $13.0 million lower than the prior quarter, as the prior quarter included elevated accelerated loan accretion income primarily due to higher prepayment activity and this quarter included a measurement period adjustment related to the acquisition of Sandy Spring Bancorp, Inc. (the “Sandy Spring acquisition”), which reduced loan accretion income by $3.5 million. The impact of accretion and amortization for the periods presented are reflected in the following table (dollars in thousands):

	Loan	Deposit	Borrowings
	Accretion	Accretion	Amortization	Total
For the quarter ended December 31, 2025	$48,363	$762	$(3,178)	$45,947
For the quarter ended March 31, 2026	35,602	366	(3,044)	32,924

ASSET QUALITY

Overview

At March 31, 2026, nonperforming assets (“NPAs”) as a percentage of total LHFI was 0.36%, a decrease of 6 basis points from the prior quarter and included nonaccrual loans of $97.8 million. Accruing past due loans as a percentage of total LHFI totaled 0.45% at March 31, 2026, an increase of 4 basis points from December 31, 2025. Net charge-offs were 0.02% of total average LHFI (annualized) for the first quarter of 2026, an increase of 1 basis point compared to December 31, 2025. The allowance for credit losses (“ACL”) totaled $321.9 million at March 31, 2026, a $658 thousand increase from the prior quarter.

Nonperforming Assets

The following table shows a summary of NPA balances at the quarters ended (dollars in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Nonaccrual loans	$97,828	$115,051	$131,240	$162,615	$69,015
Foreclosed properties	1,856	1,826	2,001	774	404
Total nonperforming assets	$99,684	$116,877	$133,241	$163,389	$69,419

The following table shows the activity in nonaccrual loans for the quarters ended (dollars in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Beginning Balance	$115,051	$131,240	$162,615	$69,015	$57,969
Net customer payments and other activity (1)	(33,934)	(21,667)	(17,947)	(4,595)	(898)
Additions (1) (2)	17,679	7,816	25,333	98,975	13,197
Charge-offs	(909)	(2,307)	(37,410)	(780)	(1,253)
Loans returning to accruing status	—	(31)	(77)	—	—
Transfers to foreclosed property	(59)	—	(1,274)	—	—
Ending Balance	$97,828	$115,051	$131,240	$162,615	$69,015

(1) The Company recorded measurement period adjustments related to the fair values of certain loans associated with the Sandy Spring acquisition, which impacted the nonaccrual activity for the quarters ended September 30, 2025, December 31, 2025, and March 31, 2026.

(2) The increase in additions during the quarter ended June 30, 2025 was primarily due to purchased credit deteriorated loans acquired from Sandy Spring.

Past Due Loans

At March 31, 2026, past due loans still accruing interest totaled $125.0 million or 0.45% of total LHFI, compared to $113.0 million or 0.41% of total LHFI at December 31, 2025, and $50.0 million or 0.27% of total LHFI at March 31, 2025. The increase in past due loans from the prior quarter was primarily within the multifamily real estate and commercial real estate (“CRE”) – owner occupied loan portfolios. The increase from the prior year was primarily due to loans acquired by the Company as a result of the Sandy Spring acquisition.

Allowance for Credit Losses

Effective January 1, 2026, the Company made certain changes to its ACL methodology as part of the continued enhancement of its credit modeling practices, resulting in more dynamic and precise modeling that allows for more granularity in the monitoring of our credit losses. The ACL methodology changes were accounted for prospectively as a change in accounting estimate and did not have a material impact on the Company’s Consolidated Financial Statements.

At March 31, 2026, the ACL was $321.9 million, an increase of $659 thousand from the prior quarter, comprised of an allowance for loan and lease losses (“ALLL”) of $291.1 million and a reserve for unfunded commitments (“RUC”) of $30.8 million. At March 31, 2026, the ACL as a percentage of total LHFI remained relatively consistent at 1.15%, compared to 1.16% at December 31, 2025. The ALLL as a percentage of total LHFI decreased by 2 basis points, from 1.06% at December 31, 2025 to 1.04% at March 31, 2026. The RUC coverage ratio increased 1 basis point from December 31, 2025 to 0.11% at March 31, 2026, primarily driven by higher construction and land development unfunded commitments.

Net Charge-offs

Net charge-offs were $1.6 million or 0.02% of total average LHFI on an annualized basis for the first quarter of 2026, compared to $916 thousand or 0.01% (annualized) for the fourth quarter of 2025, and $2.3 million or 0.05% (annualized) for the first quarter of 2025.

Provision for Credit Losses

For the first quarter of 2026, the Company recorded a provision for credit losses of $2.7 million, compared to $2.2 million in the prior quarter, and $17.6 million in the first quarter of 2025. The provision for credit losses decreased as compared to the prior year primarily due to higher uncertainty in the economic outlook in the prior year, as well as specific reserves recorded in the prior year on two impaired commercial and industrial loans.

NONINTEREST INCOME

Noninterest income decreased $2.2 million to $54.8 million for the first quarter of 2026 from $57.0 million in the prior quarter, primarily driven by a $4.4 million decrease in loan-related interest rate swap fees due to seasonally lower transaction volumes. This decrease was partially offset by a $1.5 million increase in other operating income, primarily due to an increase in capital markets income.

NONINTEREST EXPENSE

Noninterest expense decreased $33.4 million to $209.8 million for the first quarter of 2026 from $243.2 million in the prior quarter, primarily driven by a $29.6 million decrease in pre-tax merger-related costs and a $2.3 million decrease in amortization of intangible assets.

Adjusted operating noninterest expense(1), which excludes merger-related costs ($9.0 million in the first quarter 2026 and $38.6 million in the fourth quarter 2025) and amortization of intangible assets ($15.4 million in the first quarter 2026 and $17.7 million in the fourth quarter 2025) decreased $1.6 million to $185.3 million, compared to $186.9 million in the prior quarter. This decrease was primarily due to a $3.1 million decrease in other expenses, primarily due to a decrease in non-credit-related losses on customer transactions, a $2.3 million decrease in professional services related to strategic projects that occurred in the prior quarter, and a $1.9 million decrease in technology and data processing expense. These decreases were partially offset by a $5.0 million increase in salaries and benefits expense, primarily due to seasonal increases in payroll taxes and 401(k) contribution expenses.

INCOME TAXES

The Company’s effective tax rate for each of the quarters ended March 31, 2026 and December 31, 2025 was 21.0%.

KEY BALANCE SHEET COMPONENTS AND CAPITAL RATIOS

The following tables summarize the Company’s key balance sheet components and capital ratios as of the dates presented (dollars in millions, except per share data):

	3/31/2026	12/31/2025(3)	QoQ	QoQ % change(1)	3/31/2025	YoY	YoY % change
	(unaudited)				(unaudited)
Assets	$37,315	$37,586	$(271)	(2.92)%	$24,633	$12,682	51.49%
LHFI (net of unearned income)	27,946	27,796	150	2.19%	18,428	9,519	51.65%
Quarterly Average LHFI (net of unearned income)	27,830	27,433	397	5.87%	18,429	9,401	51.01%
Securities	5,059	5,269	(210)	(16.13)%	3,405	1,654	48.57%
Securities available for sale ("AFS")	4,011	4,194	(183)	(17.68)%	2,484	1,528	61.50%
Securities held to maturity ("HTM")	870	884	(14)	(6.39)%	821	49	6.00%
Goodwill	1,755	1,733	22	5.05%	1,214	541	44.55%
Deposits	30,391	30,472	(80)	(1.07)%	20,503	9,888	48.23%
Quarterly Average Deposits	30,210	30,884	(674)	(8.85)%	20,466	9,744	47.61%
Borrowings	1,305	1,497	(193)	(52.20)%	476	829	NM
Cash dividends paid per common share	$0.37	$0.37	$—	—%	$0.34	$0.03	8.82%
Dividends on each share of Series A preferred stock (2)	$171.88	$171.88	$—	—%	$171.88	$—	—%

(1) Quarter over quarter percentage changes are calculated on an annualized basis except for dividends, which are presented on a per share basis.

(2) The preferred stock dividend was equivalent to $0.43 per outstanding depositary share for each period presented.

(3)Period-end balances as of December 31, 2025 were audited. Quarterly average balances are unaudited.

NM = Not Meaningful

	3/31/2026	12/31/2025	3/31/2025
Common equity Tier 1 capital ratio (1)	10.21%	10.10%	10.07%
Tier 1 capital ratio (1)	10.75%	10.64%	10.87%
Total capital ratio (1)	14.01%	13.90%	13.88%
Leverage ratio (Tier 1 capital to average assets) (1)	9.31%	9.10%	9.45%
Common equity to total assets	13.09%	12.88%	12.26%
Tangible common equity to tangible assets (2)	8.03%	7.85%	7.39%

(1) All ratios at March 31, 2026 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

(2) These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). For a reconciliation of these non-GAAP financial measures see the “Alternative Performance Measures (non-GAAP)” section of the Key Financial Results.

The key drivers of the consolidated balance sheet changes for the periods presented are summarized below:

●	Total assets decreased from December 31, 2025, primarily due to decreases in investments and cash and cash equivalents, partially offset by increases in LHFI. Total assets increased from March 31, 2025 primarily driven by the Sandy Spring acquisition.

●	Goodwill increased from the prior year due to the Sandy Spring acquisition and reflects the fair value of assets acquired and liabilities assumed, inclusive of measurement period adjustments primarily related to loans, other assets, and other liabilities. The measurement period concluded and goodwill was finalized as of March 31, 2026.

●	LHFI and quarterly average LHFI both increased compared to December 31, 2025 and March 31, 2025. The increase from the prior quarter is primarily due to an increase in the commercial and industrial portfolio. The increase from the same period in the prior year was primarily due to the Sandy Spring acquisition, as well as organic loan growth.

●	Total investments decreased from December 31, 2025, primarily due to principal repayments and maturities of AFS securities. Total investments increased year over year due to the Sandy Spring acquisition.

●	Total deposits and quarterly average deposits decreased from the prior quarter due to a decline in brokered deposits, partially offset by an increase in interest-bearing customer deposits. Total deposits and quarterly average deposits at March 31, 2026 increased from the same period in the prior year due to the addition of the Sandy Spring acquired deposits.

●	Total borrowings decreased from December 31, 2025 and increased from March 31, 2025. The decrease in borrowings from the prior quarter was primarily due to higher short-term borrowings in the prior quarter that were repaid in the current quarter using proceeds from customer deposits, while the increase from the same period in the prior year was primarily due to increases in Federal Home Loan Bank advances and additional borrowings in connection with the Sandy Spring acquisition.

ABOUT ATLANTIC UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has branches and ATMs located in Virginia, Maryland, North Carolina and Washington, D.C. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; AUB Investments, Inc., which provides investment services; and Atlantic Union Capital Markets, Inc., which provides capital market services.

FIRST QUARTER 2026 EARNINGS RELEASE CONFERENCE CALL

The Company will hold a conference call and webcast for investors at 9:00 a.m. Eastern Time on Tuesday, April 21, 2026, during which management will review our financial results for the first quarter 2026 and provide an update on our recent activities.

The listen-only webcast and the accompanying slides can be accessed at:

https://edge.media-server.com/mmc/p/ow964rjw.

For analysts who wish to participate in the conference call, please register at the following URL:

https://register-conf.media-server.com/register/BIf8f441eb451449cfa3e411b650b2ab58.

To participate in the conference call, you must use the link to receive an audio dial-in number and an Access PIN.

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

NON-GAAP FINANCIAL MEASURES

In reporting the results as of and for the period ended March 31, 2026, we have provided supplemental performance measures determined by methods other than in accordance with GAAP. These non-GAAP financial measures are a supplement to GAAP, which we use to prepare our financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. We use the non-GAAP financial measures discussed herein in our analysis of our performance. Management believes that these non-GAAP financial measures provide additional understanding of our ongoing operations, enhance the comparability of our results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in our underlying performance. For a reconciliation of these measures to their most directly comparable GAAP measures and additional information about these non-GAAP financial measures, see “Alternative Performance Measures (non-GAAP)” in the tables within the section “Key Financial Results.”

FORWARD-LOOKING STATEMENTS

This press release and statements by our management may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements made in Mr. Asbury’s quotations, statements regarding the acquisition of Sandy Spring, including expectations with regard to the benefits of the Sandy Spring acquisition; statements regarding our strategic expansion into North Carolina; statements regarding our future ability to recognize the benefits of certain tax assets; statements regarding our business, financial and operating results, including our deposit base and funding; the impact of changes in economic conditions, anticipated changes in the interest rate environment and the related impacts on our net interest margin, changes in economic, fiscal or trade policy and the potential impacts on our business, loan demand and economic conditions in our markets and nationally; management’s beliefs regarding our liquidity, capital resources, asset quality, CRE loan portfolio and our customer relationships; and statements that include other projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “seek to,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of the Company and our management about future events. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

●	market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs and our loan and securities portfolios;
●	economic conditions, including inflation and recessionary conditions and their related impacts on economic growth and customer and client behavior;
●	U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability;
●	volatility in the financial services sector, including failures or rumors of failures of other depository institutions, along with actions taken by governmental agencies to address such turmoil, and the effects on the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital;
●	legislative or regulatory changes and requirements, including changes in federal, state or local tax laws and changes impacting the rulemaking, supervision, examination and enforcement priorities of the federal banking agencies;
●	the sufficiency of liquidity and changes in our capital position;
●	general economic and financial market conditions, in the United States generally and particularly in the markets in which we operate and which our loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels, U.S. fiscal debt, budget, and tax matters, U.S. government shutdowns, and slowdowns in economic growth;
●	the impact of purchase accounting with respect to the Sandy Spring acquisition, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine the fair value and credit marks;
●	the possibility that the anticipated benefits of our acquisition activity, including our acquisition of Sandy Spring, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the strength of the economy, competitive factors in the areas where we do business, or as a result of other unexpected factors or events;
●	potential adverse reactions or changes to business or employee relationships, including those resulting from our acquisition of Sandy Spring;
●	our ability to identify, recruit and retain key employees;
●	monetary, fiscal and regulatory policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve;

●	the quality or composition of our loan or investment portfolios and changes in these portfolios;
●	demand for loan products and financial services in our market areas;
●	our ability to manage our growth or implement our growth strategy;
●	the effectiveness of expense reduction plans;
●	the introduction of new lines of business or new products and services;
●	real estate values in our lending area;
●	changes in accounting principles, standards, rules, and interpretations, and the related impact on our financial statements;
●	an insufficient ACL or volatility in the ACL resulting from the Current Expected Credit Losses (“CECL”) methodology, either alone or as that may be affected by changing economic conditions, credit concentrations, inflation, changing interest rates, or other factors;
●	concentrations of loans secured by real estate, particularly CRE;
●	the effectiveness of our credit processes and management of our credit risk;
●	our ability to compete in the market for financial services and increased competition from fintech companies;
●	technological risks and developments, and cyber threats, attacks, or events;
●	emerging issues related to the development and use of artificial intelligence that could give rise to legal or regulatory action or increase the risk of a cybersecurity attack or the probability that such an attack would be successful;
●	operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash consideration;
●	the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events (such as pandemics), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on macroeconomic conditions, the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth;
●	performance by our counterparties or vendors;
●	deposit flows;
●	the availability of financing and the terms thereof;
●	the level of prepayments on loans and mortgage-backed securities;
●	actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;
●	any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and
●	other factors, many of which are beyond our control.

Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2025, and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our businesses or operations. Readers are cautioned not to rely too heavily on forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new information, future events or otherwise, except as required by law.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended
	3/31/26	12/31/25	3/31/25
Results of Operations
Interest and dividend income	$471,735	$501,842	$305,836
Interest expense	159,362	171,674	121,672
Net interest income	312,373	330,168	184,164
Provision for credit losses	2,737	2,211	17,638
Net interest income after provision for credit losses	309,636	327,957	166,526
Noninterest income	54,783	57,000	29,163
Noninterest expenses	209,810	243,243	134,184
Income before income taxes	154,609	141,714	61,505
Income tax expense	32,444	29,748	11,687
Net income	122,165	111,966	49,818
Dividends on preferred stock	2,967	2,967	2,967
Net income available to common shareholders	$119,198	$108,999	$46,851

Interest earned on earning assets (FTE) (1)	$476,285	$506,463	$309,593
Net interest income (FTE) (1)	316,923	334,789	187,921
Total revenue (FTE) (1)	371,706	391,789	217,084
Pre-tax pre-provision earnings (FTE) (1)	161,896	148,546	82,900

Key Ratios
Earnings per common share, diluted	$0.84	$0.77	$0.52
Return on average assets (ROA)	1.33%	1.19%	0.82%
Return on average equity (ROE)	9.78%	8.97%	6.35%
Return on average tangible common equity (ROTCE) (2) (3)	18.63%	17.85%	12.04%
Efficiency ratio	57.14%	62.83%	62.90%
Efficiency ratio (FTE) (1)	56.45%	62.09%	61.81%
Net interest margin	3.80%	3.90%	3.38%
Net interest margin (FTE) (1)	3.85%	3.96%	3.45%
Yields on earning assets (FTE) (1)	5.79%	5.99%	5.68%
Average cost of interest-bearing liabilities	2.60%	2.74%	2.97%
Average cost of deposits	1.90%	2.03%	2.29%
Average cost of funds	1.94%	2.03%	2.23%

Operating Measures (4)
Adjusted operating earnings	$129,119	$141,366	$54,542
Adjusted operating earnings available to common shareholders	126,152	138,399	51,575
Adjusted operating pre-tax pre-provision earnings (FTE) (1) (7)	170,928	186,713	87,942
Adjusted operating earnings per common share, diluted	$0.89	$0.97	$0.57
Adjusted operating ROA	1.41%	1.50%	0.90%
Adjusted operating ROE	10.33%	11.33%	6.95%
Adjusted operating ROTCE (2) (3)	19.62%	22.12%	13.15%
Adjusted operating efficiency ratio (FTE) (1)(6)	49.86%	47.77%	57.02%

Per Share Data
Earnings per common share, basic	$0.84	$0.77	$0.53
Earnings per common share, diluted	0.84	0.77	0.52
Cash dividends paid per common share	0.37	0.37	0.34
Market value per share	35.74	35.30	31.14
Book value per common share	34.39	34.14	33.79
Tangible book value per common share (2)	19.93	19.69	19.32
Price to earnings ratio, diluted	10.52	11.60	14.76
Price to book value per common share ratio	1.04	1.03	0.92
Price to tangible book value per common share ratio (2)	1.79	1.79	1.61
Unvested shares of restricted stock awards	1,100,123	857,866	806,420
Weighted average common shares outstanding, basic	141,901,606	141,758,460	89,222,296
Weighted average common shares outstanding, diluted	142,280,978	142,118,797	90,072,795
Common shares outstanding at end of period	142,060,496	141,776,886	89,340,541

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended
	3/31/26	12/31/25	3/31/25
Capital Ratios
Common equity Tier 1 capital ratio (5)	10.21%	10.10%	10.07%
Tier 1 capital ratio (5)	10.75%	10.64%	10.87%
Total capital ratio (5)	14.01%	13.90%	13.88%
Leverage ratio (Tier 1 capital to average assets) (5)	9.31%	9.10%	9.45%
Common equity to total assets	13.09%	12.88%	12.26%
Tangible common equity to tangible assets (2)	8.03%	7.85%	7.39%

Financial Condition
Assets	$37,315,011	$37,585,754	$24,632,611
LHFI (net of unearned income)	27,946,424	27,796,167	18,427,689
Securities	5,059,211	5,268,717	3,405,206
Earning Assets	33,358,287	33,818,712	22,085,559
Goodwill	1,754,875	1,733,287	1,214,053
Amortizable intangibles, net	300,099	315,544	79,165
Deposits	30,391,256	30,471,636	20,502,874
Borrowings	1,304,587	1,497,292	475,685
Stockholders' equity	5,052,316	5,006,398	3,185,216
Tangible common equity (2)	2,830,985	2,791,210	1,725,641

Loans held for investment, net of unearned income
Construction and land development	$1,748,413	$1,666,381	$1,305,969
Commercial real estate - owner occupied	4,319,847	4,305,796	2,363,509
Commercial real estate - non-owner occupied	7,212,035	7,178,515	5,072,694
Multifamily real estate	2,321,504	2,418,250	1,531,547
Commercial & Industrial	5,384,856	5,229,728	3,819,415
Residential 1-4 Family - Commercial	1,053,303	1,100,157	738,388
Residential 1-4 Family - Consumer	2,839,216	2,825,259	1,286,526
Residential 1-4 Family - Revolving	1,257,079	1,248,284	778,527
Auto	156,843	183,720	279,517
Consumer	109,755	121,488	101,334
Other Commercial	1,543,573	1,518,589	1,150,263
Total LHFI	$27,946,424	$27,796,167	$18,427,689

Deposits
Interest checking accounts	$7,515,409	$7,193,204	$5,336,264
Money market accounts	6,985,315	6,863,981	4,602,260
Savings accounts	2,691,144	2,747,622	1,033,315
Customer time deposits of more than $250,000	1,767,455	1,737,345	1,141,311
Customer time deposits of $250,000 or less	3,977,869	3,956,571	2,810,070
Time deposits	5,745,324	5,693,916	3,951,381
Total interest-bearing customer deposits	22,937,192	22,498,723	14,923,220
Brokered deposits	610,338	1,128,284	1,108,481
Total interest-bearing deposits	$23,547,530	$23,627,007	$16,031,701
Demand deposits	6,843,726	6,844,629	4,471,173
Total deposits	$30,391,256	$30,471,636	$20,502,874

Averages
Assets	$37,254,857	$37,356,117	$24,678,974
LHFI (net of unearned income)	27,830,037	27,433,274	18,428,710
Loans held for sale	16,207	24,387	8,172
Securities	5,207,502	5,269,097	3,387,627
Earning assets	33,377,790	33,555,065	22,108,618
Deposits	30,210,336	30,884,349	20,466,081
Time deposits	6,039,778	6,229,539	4,715,648
Interest-bearing deposits	23,454,604	23,919,801	16,062,478
Borrowings	1,373,627	914,352	525,889
Interest-bearing liabilities	24,828,231	24,834,153	16,588,367
Stockholders' equity	5,068,069	4,950,858	3,183,846
Tangible common equity (2)	2,860,550	2,733,470	1,721,647

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended
	3/31/26	12/31/25	3/31/25
Asset Quality
Allowance for Credit Losses (ACL)
Beginning balance, Allowance for loan and lease losses (ALLL)	$295,108	$293,035	$178,644
Add: Recoveries	1,307	3,043	607
Less: Charge-offs	2,901	3,959	2,885
Add: (Release) provision for loan losses	(2,414)	2,989	17,430
Ending balance, ALLL	$291,100	$295,108	$193,796

Beginning balance, Reserve for unfunded commitment (RUC)	$26,161	$26,951	$15,041
Add: Provision (release) for unfunded commitments	4,667	(790)	208
Ending balance, RUC	$30,828	$26,161	$15,249
Total ACL	$321,928	$321,269	$209,045

ACL / total LHFI	1.15%	1.16%	1.13%
ALLL / total LHFI	1.04%	1.06%	1.05%
Net charge-offs / total average LHFI (annualized)	0.02%	0.01%	0.05%
Provision for loan losses/ total average LHFI (annualized)	(0.04)%	0.04%	0.38%

Nonperforming Assets
Construction and land development	$2,485	$4,303	$2,794
Commercial real estate - owner occupied	6,416	6,034	2,932
Commercial real estate - non-owner occupied	12,221	11,301	1,159
Multifamily real estate	20,564	45,369	124
Commercial & Industrial	18,959	10,288	43,106
Residential 1-4 Family - Commercial	6,416	6,657	1,610
Residential 1-4 Family - Consumer	24,426	23,297	12,942
Residential 1-4 Family - Revolving	5,364	5,643	3,593
Auto	515	572	641
Consumer	12	12	16
Other Commercial	450	1,575	98
Nonaccrual loans	$97,828	$115,051	$69,015
Foreclosed property	1,856	1,826	404
Total nonperforming assets (NPAs)	$99,684	$116,877	$69,419
Construction and land development	$186	$1,481	$—
Commercial real estate - owner occupied	4,362	4,788	714
Commercial real estate - non-owner occupied	1,793	2,099	—
Multifamily real estate	4,195	6,140	—
Commercial & Industrial	3,675	9,114	1,075
Residential 1-4 Family - Commercial	1,161	2,379	1,091
Residential 1-4 Family - Consumer	4,449	5,633	1,193
Residential 1-4 Family - Revolving	4,340	3,458	2,397
Auto	239	404	196
Consumer	70	55	94
Other Commercial	—	—	22
LHFI ≥ 90 days and still accruing	$24,470	$35,551	$6,782
Total NPAs and LHFI ≥ 90 days	$124,154	$152,428	$76,201
NPAs / total LHFI	0.36%	0.42%	0.38%
NPAs / total assets	0.27%	0.31%	0.28%
ALLL / nonaccrual loans	297.56%	256.50%	280.80%
ALLL/ nonperforming assets	292.02%	252.49%	279.17%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended
	3/31/26	12/31/25	3/31/25
Past Due Detail
Construction and land development	$2,866	$1,455	$458
Commercial real estate - owner occupied	8,223	7,241	1,455
Commercial real estate - non-owner occupied	5,445	9,482	3,760
Multifamily real estate	6,944	52	1,353
Commercial & Industrial	10,396	8,935	4,192
Residential 1-4 Family - Commercial	4,076	2,634	1,029
Residential 1-4 Family - Consumer	22,015	17,911	11,005
Residential 1-4 Family - Revolving	4,094	3,994	2,533
Auto	2,212	3,332	3,662
Consumer	268	444	479
Other Commercial	2,714	3,242	6,875
LHFI 30-59 days past due	$69,253	$58,722	$36,801
Construction and land development	$3,299	$94	$35
Commercial real estate - owner occupied	8,767	3,171	971
Commercial real estate - non-owner occupied	4,084	1,455	—
Multifamily real estate	—	247	981
Commercial & Industrial	10,432	3,552	838
Residential 1-4 Family - Commercial	323	1,306	19
Residential 1-4 Family - Consumer	1,841	5,628	348
Residential 1-4 Family - Revolving	1,218	2,157	1,137
Auto	411	797	539
Consumer	333	171	384
Other Commercial	525	143	1,123
LHFI 60-89 days past due	$31,233	$18,721	$6,375

Past Due and still accruing	$124,956	$112,994	$49,958
Past Due and still accruing / total LHFI	0.45%	0.41%	0.27%

Alternative Performance Measures (non-GAAP)
Net interest income (FTE) (1)
Net interest income (GAAP)	$312,373	$330,168	$184,164
FTE adjustment	4,550	4,621	3,757
Net interest income (FTE) (non-GAAP)	$316,923	$334,789	$187,921
Noninterest income (GAAP)	54,783	57,000	29,163
Total revenue (FTE) (non-GAAP)	$371,706	$391,789	$217,084
Less: Noninterest expense (GAAP)	209,810	243,243	134,184
Pre-tax pre-provision earnings (FTE) (non-GAAP)	$161,896	$148,546	$82,900

Average earning assets	$33,377,790	$33,555,065	$22,108,618
Net interest margin	3.80%	3.90%	3.38%
Net interest margin (FTE)	3.85%	3.96%	3.45%

Tangible Assets (2)
Ending assets (GAAP)	$37,315,011	$37,585,754	$24,632,611
Less: Ending goodwill	1,754,875	1,733,287	1,214,053
Less: Ending amortizable intangibles	300,099	315,544	79,165
Ending tangible assets (non-GAAP)	$35,260,037	$35,536,923	$23,339,393

Tangible Common Equity (2)
Ending equity (GAAP)	$5,052,316	$5,006,398	$3,185,216
Less: Ending goodwill	1,754,875	1,733,287	1,214,053
Less: Ending amortizable intangibles	300,099	315,544	79,165
Less: Perpetual preferred stock	166,357	166,357	166,357
Ending tangible common equity (non-GAAP)	$2,830,985	$2,791,210	$1,725,641

Average equity (GAAP)	$5,068,069	$4,950,858	$3,183,846
Less: Average goodwill	1,733,527	1,726,933	1,214,053
Less: Average amortizable intangibles	307,636	324,099	81,790
Less: Average perpetual preferred stock	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	$2,860,550	$2,733,470	$1,721,647

ROTCE (2)(3)
Net income available to common shareholders (GAAP)	$119,198	$108,999	$46,851
Plus: Amortization of intangibles, tax effected	12,202	13,977	4,264
Net income available to common shareholders before amortization of intangibles (non-GAAP)	$131,400	$122,976	$51,115

Return on average tangible common equity (ROTCE)	18.63%	17.85%	12.04%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended
	3/31/26	12/31/25	3/31/25
Operating Measures (4)
Net income (GAAP)	$122,165	$111,966	$49,818
Plus: Merger-related costs, net of tax	6,956	29,742	4,643
Less: Gain (loss) on sale of securities, net of tax	2	2	(81)
Less: Gain on sale of equity interest in CSP, net of tax	—	340	—
Adjusted operating earnings (non-GAAP)	129,119	141,366	54,542
Less: Dividends on preferred stock	2,967	2,967	2,967
Adjusted operating earnings available to common shareholders (non-GAAP)	$126,152	$138,399	$51,575

Operating Efficiency Ratio (1)(6)
Noninterest expense (GAAP)	$209,810	$243,243	$134,184
Less: Amortization of intangible assets	15,446	17,692	5,398
Less: Merger-related costs	9,034	38,626	4,940
Adjusted operating noninterest expense (non-GAAP)	$185,330	$186,925	$123,846

Noninterest income (GAAP)	$54,783	$57,000	$29,163
Less: Gain (loss) on sale of securities	2	2	(102)
Less: Gain on sale of equity interest in CSP	—	457	—
Adjusted operating noninterest income (non-GAAP)	$54,781	$56,541	$29,265

Net interest income (FTE) (non-GAAP) (1)	$316,923	$334,789	$187,921
Adjusted operating noninterest income (non-GAAP)	54,781	56,541	29,265
Total adjusted revenue (FTE) (non-GAAP) (1)	$371,704	$391,330	$217,186

Efficiency ratio	57.14%	62.83%	62.90%
Efficiency ratio (FTE) (1)	56.45%	62.09%	61.81%
Adjusted operating efficiency ratio (FTE) (1)(6)	49.86%	47.77%	57.02%

Operating ROA & ROE (4)
Adjusted operating earnings (non-GAAP)	$129,119	$141,366	$54,542

Average assets (GAAP)	$37,254,857	$37,356,117	$24,678,974
Return on average assets (ROA) (GAAP)	1.33%	1.19%	0.82%
Adjusted operating return on average assets (ROA) (non-GAAP)	1.41%	1.50%	0.90%

Average equity (GAAP)	$5,068,069	$4,950,858	$3,183,846
Return on average equity (ROE) (GAAP)	9.78%	8.97%	6.35%
Adjusted operating return on average equity (ROE) (non-GAAP)	10.33%	11.33%	6.95%

Operating ROTCE (2)(3)(4)
Adjusted operating earnings available to common shareholders (non-GAAP)	$126,152	$138,399	$51,575
Plus: Amortization of intangibles, tax effected	12,202	13,977	4,264
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$138,354	$152,376	$55,839

Average tangible common equity (non-GAAP)	$2,860,550	$2,733,470	$1,721,647
Adjusted operating return on average tangible common equity (non-GAAP)	19.62%	22.12%	13.15%

Operating pre-tax pre-provision earnings (FTE) (7)
Net income (GAAP)	$122,165	$111,966	$49,818
Plus: Provision for credit losses	2,737	2,211	17,638
Plus: Income tax expense	32,444	29,748	11,687
Plus: Merger-related costs	9,034	38,626	4,940
Plus: FTE adjustment	4,550	4,621	3,757
Less: Gain (loss) on sale of securities	2	2	(102)
Less: Gain on sale of equity interest in CSP	—	457	—
Adjusted operating pre-tax pre-provision earnings (FTE) (non-GAAP)	$170,928	$186,713	$87,942
Less: Dividends on preferred stock	2,967	2,967	2,967
Adjusted operating pre-tax pre-provision earnings available to common shareholders (FTE) (non-GAAP)	$167,961	$183,746	$84,975

Weighted average common shares outstanding, diluted	142,280,978	142,118,797	90,072,795
Adjusted operating pre-tax pre-provision earnings per common share, diluted (FTE)	$1.18	$1.29	$0.94

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended
	3/31/26	12/31/25	3/31/25
Mortgage Origination Held for Sale Volume
Refinance Volume	$25,375	$20,179	$10,035
Purchase Volume	60,543	79,089	33,733
Total Mortgage loan originations held for sale	$85,918	$99,268	$43,768
% of originations held for sale that are refinances	29.5%	20.3%	22.9%

Wealth
Assets under management	$15,246,694	$15,146,318	$6,785,740

Other Data
End of period full-time equivalent employees	3,034	3,001	2,128

(1)	These are non-GAAP financial measures. The Company believes net interest income (FTE), total revenue (FTE), total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing the yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.
(2)	These are non-GAAP financial measures. Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies.
(3)	These are non-GAAP financial measures. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.
(4)
(4)	These are non-GAAP financial measures. Adjusted operating measures exclude, as applicable, merger-related costs, gain (loss) on sale of securities, and gain on sale of equity interest in CSP. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company’s operations.
(5)	All ratios at March 31, 2026 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.
(6)	The adjusted operating efficiency ratio (FTE) excludes, as applicable, the amortization of intangible assets, merger-related costs, gain (loss) on sale of securities, and gain on sale of equity interest in CSP. This measure is similar to the measure used by the Company when analyzing corporate performance and is also similar to the measure used for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.
(7)	These are non-GAAP financial measures. Adjusted operating pre-tax pre-provision earnings (FTE) excludes, as applicable, the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense, merger-related costs, gain (loss) on sale of securities, and gain on sale of equity interest in CSP. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	March 31,	December 31,	March 31,
	2026	2025	2025
ASSETS	(unaudited)	(audited)	(unaudited)
Cash and cash equivalents:
Cash and due from banks	$451,370	$234,257	$194,083
Interest-bearing deposits in other banks	321,302	706,014	236,094
Federal funds sold	7,456	26,191	3,961
Total cash and cash equivalents	780,128	966,462	434,138
Securities available for sale, at fair value	4,011,410	4,194,301	2,483,835
Securities held to maturity, at carrying value	870,288	884,216	821,059
Restricted stock, at cost	177,513	190,200	100,312
Loans held for sale	20,776	18,486	9,525
Loans held for investment, net of unearned income	27,946,424	27,796,167	18,427,689
Less: allowance for loan and lease losses	291,100	295,108	193,796
Total loans held for investment, net	27,655,324	27,501,059	18,233,893
Premises and equipment, net	162,549	166,752	111,876
Goodwill	1,754,875	1,733,287	1,214,053
Amortizable intangibles, net	300,099	315,544	79,165
Bank owned life insurance	675,816	672,890	496,933
Other assets	906,233	942,557	647,822
Total assets	$37,315,011	$37,585,754	$24,632,611
LIABILITIES
Noninterest-bearing demand deposits	$6,843,726	$6,844,629	$4,471,173
Interest-bearing deposits	23,547,530	23,627,007	16,031,701
Total deposits	30,391,256	30,471,636	20,502,874
Securities sold under agreements to repurchase	144,605	75,432	57,018
Other short-term borrowings	385,000	650,000	—
Long-term borrowings	774,982	771,860	418,667
Other liabilities	566,852	610,428	468,836
Total liabilities	32,262,695	32,579,356	21,447,395
STOCKHOLDERS' EQUITY
Preferred stock, $10.00 par value	173	173	173
Common stock, $1.33 par value	188,940	188,563	118,823
Additional paid-in capital	3,890,335	3,888,841	2,280,300
Retained earnings	1,251,356	1,184,908	1,119,635
Accumulated other comprehensive loss	(278,488)	(256,087)	(333,715)
Total stockholders' equity	5,052,316	5,006,398	3,185,216
Total liabilities and stockholders' equity	$37,315,011	$37,585,754	$24,632,611

Common shares issued and outstanding	142,060,496	141,776,886	89,340,541
Common shares authorized	200,000,000	200,000,000	200,000,000
Preferred shares issued and outstanding	17,250	17,250	17,250
Preferred shares authorized	500,000	500,000	500,000

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2026	2025	2025
Interest and dividend income:
Interest and fees on loans	$419,628	$443,714	$271,515
Interest on deposits in other banks	2,146	6,134	2,513
Interest and dividends on securities:
Taxable	41,008	43,038	23,648
Nontaxable	8,953	8,956	8,160
Total interest and dividend income	471,735	501,842	305,836
Interest expense:
Interest on deposits	141,779	157,886	115,587
Interest on short-term borrowings	5,227	957	909
Interest on long-term borrowings	12,356	12,831	5,176
Total interest expense	159,362	171,674	121,672
Net interest income	312,373	330,168	184,164
Provision for credit losses	2,737	2,211	17,638
Net interest income after provision for credit losses	309,636	327,957	166,526
Noninterest income:
Service charges on deposit accounts	12,116	11,742	9,683
Other service charges, commissions and fees	1,938	1,726	1,762
Interchange fees	3,326	3,660	2,949
Fiduciary and asset management fees	20,178	19,848	6,697
Mortgage banking income	2,026	2,084	973
Bank owned life insurance income	5,200	5,040	3,537
Loan-related interest rate swap fees	3,975	8,381	2,400
Other operating income	6,024	4,519	1,162
Total noninterest income	54,783	57,000	29,163
Noninterest expenses:
Salaries and benefits	113,413	108,405	75,415
Occupancy expenses	13,202	13,222	8,580
Furniture and equipment expenses	5,555	5,331	3,914
Technology and data processing	15,602	17,495	10,188
Professional services	5,768	8,044	4,687
Marketing and advertising expense	7,328	6,786	3,184
FDIC assessment premiums and other insurance	6,846	7,392	5,201
Franchise and other taxes	4,705	4,874	4,643
Loan-related expenses	2,851	2,216	1,249
Amortization of intangible assets	15,446	17,692	5,398
Merger-related costs	9,034	38,626	4,940
Other expenses	10,060	13,160	6,785
Total noninterest expenses	209,810	243,243	134,184
Income before income taxes	154,609	141,714	61,505
Income tax expense	32,444	29,748	11,687
Net Income	$122,165	$111,966	$49,818
Dividends on preferred stock	2,967	2,967	2,967
Net income available to common shareholders	$119,198	$108,999	$46,851

Basic earnings per common share	$0.84	$0.77	$0.53
Diluted earnings per common share	$0.84	$0.77	$0.52

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS) (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended
	March 31, 2026			December 31, 2025
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)
Assets:
Securities:
Taxable	$3,877,982	$41,008	4.29%	$3,938,289	$43,038	4.34%
Tax-exempt	1,329,520	11,333	3.46%	1,330,808	11,337	3.38%
Total securities	5,207,502	52,341	4.08%	5,269,097	54,375	4.09%
LHFI, net of unearned income (3)(4)	27,830,037	421,299	6.14%	27,433,274	445,296	6.44%
Other earning assets	340,251	2,645	3.15%	852,694	6,792	3.16%
Total earning assets	33,377,790	$476,285	5.79%	33,555,065	$506,463	5.99%
Allowance for loan and lease losses	(296,795)			(295,879)
Total non-earning assets	4,173,862			4,096,931
Total assets	$37,254,857			$37,356,117

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$14,701,490	$79,333	2.19%	$14,850,122	$88,616	2.37%
Regular savings	2,713,336	10,894	1.63%	2,840,140	12,521	1.75%
Time deposits (5)	6,039,778	51,552	3.46%	6,229,539	56,749	3.61%
Total interest-bearing deposits	23,454,604	141,779	2.45%	23,919,801	157,886	2.62%
Other borrowings (6)	1,373,627	17,583	5.19%	914,352	13,788	5.98%
Total interest-bearing liabilities	$24,828,231	$159,362	2.60%	$24,834,153	$171,674	2.74%

Noninterest-bearing liabilities:
Demand deposits	6,755,732			6,964,548
Other liabilities	602,825			606,558
Total liabilities	32,186,788			32,405,259
Stockholders' equity	5,068,069			4,950,858
Total liabilities and stockholders' equity	$37,254,857			$37,356,117

Net interest income (FTE)		$316,923			$334,789

Interest rate spread			3.19%			3.25%
Cost of funds			1.94%			2.03%
Net interest margin (FTE)			3.85%			3.96%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%.
(2)	Rates and yields are annualized and calculated from rounded amounts in thousands, which appear above.
(3)	Nonaccrual loans are included in average loans outstanding.
(4)	Interest income on loans includes $35.6 million and $48.4 million for the three months ended March 31, 2026 and December 31, 2025, respectively, in accretion of the fair market value adjustments related to acquisitions.
(5)	Interest expense on time deposits includes $366 thousand and $762 thousand for the three months ended March 31, 2026 and December 31, 2025, respectively, in accretion of the fair market value adjustments related to acquisitions.
(6)	Interest expense on borrowings includes $3.0 million and $3.2 million for the three months ended March 31, 2026 and December 31, 2025, respectively, in amortization of the fair market value adjustments related to acquisitions.